PROPERTY ACQUISITION AGREEMENT

THIS AGREEMENT is made the 7 day of June, 2018.

BETWEEN:

FIRST COLOMBIA DEVELOPMENT CORP., a Nevada corporation, with an address at 3020 Bridgway, Ste 505, Sausalito, CA, 94965

(the "Purchaser")

AND

TERRA VIVA PROPERTY DEVELOPMENT S.A.S., with an address at

____

(the "Vendor")

WHEREAS:

A. The Vendor is the registered and beneficial owner of 100% right, title and interest in and to certain property as described in Schedule "A" attached hereto (the "Property");

B. The Vendor has agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Vendor, 100% right, title and interest in and to the Property in accordance with the terms and conditions hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of referred to herein to be paid by the Purchaser to the Vendor and for other good and valuable consideration, the receipt and sufficiency whereof the Vendor hereby acknowledge, THE PARTIES HERETO AGREE AS FOLLOWS:

1. Definitions

1.1. In this Agreement the following expressions shall, where the context so admits, bear the meaning respectively set opposite them:

(a) **"Acquisition Period"** the period during the term of this Agreement from the date hereof to and including the Closing Date;

(b) **"Agreement"** this Agreement, as the same may be amended, supplemented or modified from time to time;

(c) **"Approval Date"** the day upon which the Purchaser receives any required approval of the Regulatory Authorities to the acquisition of the Property;

(d) **"Closing Date"** that date which is the first day on which all of the Purchase Price has been paid;

(e) **"Property"** that real property described in Schedule "A", together with all leases, licenses, claims and all other interests derived from any such permits, leases, licenses, claims and other interests;

(f) **"Property Rights"** means all licences, permits, easements, rights-of-way, certificates and other approvals obtained by either of the parties, either before or after the date of this Agreement, and necessary for the development of the Property;

(g) **"Purchase Price"** the consideration specified in Subsection 3.2 hereof for the purchase of the Property by the Purchaser; and

(h) **"Regulatory Authority"** means any federal, provincial, regional, municipal or other government, governmental department, regulatory authority, commission, board, bureau, agency or instrumentality and that have lawful authority to regulate or administer or govern an business or property or affairs of any person, and for the purposes of this Agreement also includes any corporation or other entity owned or controlled by any of the foregoing and any stock exchange on which shares of a party are listed for trading.

2. Representations And Warranties Of The Purchaser And The Vendor

2.1 The Purchaser hereby represents and warrants to the Vendor as follows:

(a) it has been duly incorporated under the laws of the State of Nevada and validly exists as a corporation in good standing under the laws of the State of Nevada;

(b) it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it;

(c) there is no provision in its memorandum or articles or equivalent constituent documents, and no provision in an existing mortgage, indenture, guarantee, contract or agreement binding on it, and no provision in any statute, rule, regulation, judgment, decree, order, franchise or permit applicable to it, which would be contravened by its execution, delivery or performance of this Agreement, and to the best of its knowledge it is not in default under any such mortgage, indenture, guarantee, contract or agreement or in violation of any such statute, rule, regulation, judgment, decree, order, franchise or permit, which default or violation would have material adverse effect on the Purchaser; and

(d) no proceedings are pending for, and it is unaware of any basis for the institution of, any proceedings relating to the dissolution or winding up of it or the placing of it in bankruptcy or subject to any other laws governing the affairs of insolvent persons.

2.2 The representations and warranties contained in subsection 2.1 are provided for the exclusive benefit of the Vendor, and a breach of any one or more thereof may be waived by the Vendor, in whole or in part, at any time without prejudice to their rights in respect of any other breach of the same or any other representation or warranty; and the representations and warranties contained in that subsection shall survive the execution hereof.

2.3 The Vendor hereby represents and warrants to the Purchaser as follows:

(a) the Vendor is, and at the time of transfer to the Purchaser of the Property will be, the recorded and beneficial owner of a 100% undivided right, title and interest in and to the Property free and clear of all liens, charges, encumbrances, claims, liabilities and adverse interests of any nature or kind, and no taxes or rentals are or will be due in respect of any thereof;

(b) the Property, as described in Schedule "A", is owned by the Vendor free and clear of all liens, charges and encumbrances;

(c) there is no adverse claim or challenge to the ownership of or title to the Property nor to the knowledge of the Vendor after due inquiry is there any basis therefor, and there are no outstanding agreements or options or other rights to acquire or purchase his interest in the Property or any portion thereof;

(d) the Vendor is the sole recorded and beneficial owner of the Property, and the Vendor has the full right, title, capacity and authority to own the Property and to enter into this Agreement with the Purchaser and perform its obligations hereunder, and the execution, delivery and performance hereof by the Vendor will neither constitute a default under or violate any provisions of any mortgage, indenture, guarantee, contract or agreement binding on such Vendor or any statute, rule, regulation, judgment, decree, order, franchise or permit applicable to such Vendor nor, if the Vendor is a company, any provision of its memorandum, articles, by-laws or other constitutional documents;

(e) neither the Vendor nor, to the best of their knowledge, any predecessor in interest or title of the Vendor to the Property has done anything whereby the Property may be encumbered or subject to any liability or adverse interest of any nature or kind; and

(f) each and every permit application and permit in respect of the Property has been duly made, granted and recorded, and is free of defects and in good standing pursuant to the laws of the jurisdiction in which the Property is situate.

2.4 The representations and warranties contained in subsection 2.3 are provided for the exclusive benefit of the Purchaser, and a breach of any one or more thereof may be waived by the Purchaser, in whole or in part, at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty; and the representations and warranties contained in that subsection shall survive the execution hereof.

2.5 The representations and warranties of the parties hereinbefore set out are conditions upon which the parties have relied on in entering into this Agreement. Any defaulting party shall be liable and shall indemnify and save harmless the non-defaulting party from any and all loss (including economic loss), costs, damages, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by it and contained in this Agreement.

3. Acquisition and Development of the Property

3.1 The Vendor, subject to the terms hereof, hereby agree to sell to the Purchaser and, on the Closing Date, to transfer to the Purchaser, a 100% undivided right, title and interest in and to the Property and all Property Rights free from all liens, mortgages, charges, pledges, encumbrances, claims, liabilities, adverse interests or other burdens of any nature or kind (each, a "burden") with all rights now or thereafter attached thereto. If the Purchaser should notify the Vendor in writing of any burden or burdens against the Property then the Vendor shall, after ascertaining the validity thereof, which shall be prosecuted in good faith, and in any event within a reasonable period of time after notification thereof by the Purchaser, attend to the discharge of such burden or burdens at their own expense, or will indemnify the Purchaser against the same and will provide such security as may reasonably be requested by the Purchaser to secure such indemnity.

The Purchaser agrees to purchase the Property and pay the consideration hereinafter specified.

3.2 The Purchaser shall:

(a) pay to the Vendor the sum of US$50,000 as a non-refundable deposit on the execution of this Agreement; and

(b) pay to the Vendor the sum of US$400,000 within ninety days of the date of this Agreement (such date being, the "Closing Date").

(US$450,000 being collectively, the "Purchase Price")

3.3 Vendor recognizes that the acquisition by the Purchaser of the Property may be subject to the approval of the Regulatory Authorities and, accordingly, the Vendor agrees to do and comply with all such other acts and things as are reasonably required by the Regulatory Authorities. Where a variation in the terms of this Agreement is reasonably required by the Regulatory Authorities, such change will be deemed to be accepted by the parties hereto and form part of the terms of this Agreement.

3.4 The Purchaser shall retain the Vendor for the development of the Property. Prior to the Closing Date, the parties shall enter into an agreement on mutually acceptable terms in regards to the engagement of the Vendor. Such terms and conditions will be customary for agreements in such circumstances, and both parties agree to participate in good faith towards completion of such agreement.

4. Registration And Transfer Of Property

4.1 On the Closing Date, the Vendor shall deliver to the Purchaser such transfer documents (hereinafter referred to as the "Property Transfer Documents") as the Purchaser or its counsel may reasonably deem necessary to assign, transfer and assure to the Purchaser, good, safe and marketable holding and title to 100% undivided right, title and interest in and to the Property.

4.2 The Purchaser shall be entitled to record all Property Transfer Documents contemplated hereby at its own cost with the appropriate government office to effect legal transfer of the

Property into the name of the Purchaser, provided that the Purchaser shall hold the Property subject to the terms of this Agreement until payment of the Purchase Price, it being understood that the transfer of legal title to the Property to the Purchaser prior to the payment of the entire Purchase Price is for administrative convenience only.

5. **Right Of Entry**

5.1 Throughout the Acquisition Period the directors and officers of the Purchaser and its employees, servants, agents and independent contractors, shall have the sole and exclusive right in respect of the Property to:

(a) enter thereon;

(b) have exclusive and quiet possession thereof;

(c) do such development work thereon and thereunder as the Purchaser in its sole discretion may determine advisable; and

(d) bring upon and erect upon the Property buildings, plant and machinery as the Purchaser may deem advisable.

6. **Obligations Of The Purchaser During The Currency Of This Agreement**

6.1 During the Acquisition Period, the Purchaser shall:

(a) maintain the Property in good standing by the doing and filing of assessment work or the making of payments in lieu thereof, by the payment of taxes and rentals, and the performance of all other actions which may be necessary in that regard and in order to keep the Property free and clear of all liens and other charges arising from the Purchaser's activities thereon, except those at the time being contested in good faith by the Purchaser;

(b) permit the Vendor, their employees, agents and designated consultants, at their own risk, access to the Property at all reasonable times and the Vendor agree to jointly and severally indemnify the Purchaser against and save it harmless from all costs, claims, liabilities, expenses and damages of any nature or kind that the Purchaser may incur or suffer as a result of any injury (including injury causing death) to any employee, agent or designated consultant of the Vendor while on the Property;

(c) do all work on the Property in a good and workmanlike fashion and in accordance with all applicable laws, regulations, orders and ordinance of any governmental authority; and

(d) indemnify and save the Vendor harmless in respect of any and all costs, claims, liabilities and expenses arising out of the Purchaser's activities on the Property; provided that the Purchaser shall incur no obligations hereunder in respect of any such costs, claims, liabilities and expenses arising or damages suffered after the termination of this Agreement if upon the termination of this Agreement any

workings on or improvements to the Property made by the Purchaser are left in a safe condition.

7. Obligations of The Purchaser On Termination Of This Agreement

7.1 This Agreement may be terminated by the Purchaser giving written notice of such to the Vendor. If this Agreement is terminated otherwise than upon the completion of the purchase and sale contemplated herein pursuant to Section 3, then the Purchaser shall:

(a) deliver to the Vendor a bill of sale in registrable form whereby its entire right, title and interest in the Property may be transferred to the Vendor or their nominee or nominees, free and clear of all liens or charges arising from the Purchaser's activities on the Property; and

(b) deliver at no cost to the Vendor within 180 days of such termination copies of all reports, maps, assay results and other relevant technical data compiled by or in the possession of the Purchaser with respect to the Property and not theretofore furnished to the Vendor.

7.2 Notwithstanding the termination of this Agreement, the Purchaser shall have the right, within a period of 180 days following the termination of this Agreement, to remove from the Property all buildings, plant, equipment, machinery, tools, appliances and supplies which have been brought upon the Property by or on behalf of the Purchaser, and any such property not removed within such 180-day period shall thereafter become the property of the Vendor.

8. Power To Charge Property

8.1 At any time after the Purchaser has acquired the Property, the Purchaser may grant mortgages, charges or liens (each of which is herein called a "mortgage") of and upon the Property or any portion thereof, on any mill or other fixed assets located thereon, and on any or all of the tangible personal property located on or used in connection with the Property, to secure financing of development of the Property, provided that, unless otherwise agreed to by the Vendor, it shall be a term of each mortgage that the mortgagee or any person acquiring title to the Property upon enforcement of the mortgage shall hold the same subject to the rights of the Vendor hereunder as if the mortgagee or any such person had executed this Agreement as the Purchaser.

9. Transfers

9.1 The Purchaser may at any time either during the Acquisition Period or thereafter, sell, transfer or otherwise dispose of all or any portion of its interest in and to the Property and this Agreement provided that any purchaser, grantee or transferee of any such interest shall have first delivered to the Vendor its agreement related to this Agreement and to the Property, containing:

(a) a covenant by such transferee to perform all the obligations of the Purchaser to be performed under this Agreement in respect of the interest to be acquired by it from the Purchaser to the same extent as if this Agreement had been originally executed by the transferee as obligor in respect of such obligations; and

(b) a provision subjecting any further sale, transfer or other disposition of such interest in the Property and this Agreement or any portion thereof to the restrictions contained in this subsection.

10. Surrender And Acquisition Of Property Interests Prior To Termination Of Agreement

10.1 The Purchaser may at any time, either before or after the Acquisition Period, elect to abandon the purchase of the Property by giving notice to the Vendor of such intention.

11. Force Majeure

11.1 If the Purchaser is at any time either during the Acquisition Period or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of the Purchaser, then the time limited for the performance by the Purchaser of its obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay, provided, however, that nothing herein shall discharge the Purchaser from its obligations hereunder to maintain the Property in good standing.

11.2 The Purchaser shall give prompt notice to the Vendor of each event of force majeure and upon cessation of such event shall furnish the Vendor with notice to that effect together with particulars of the number of days by which the obligations of the Purchaser hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

12. Confidential Information

12.1 No information furnished by the Purchaser to the Vendor hereunder in respect of the activities carried out on the Property by the Purchaser, or related to the sale of substances derived from the Property, shall be published or otherwise disclosed or disseminated by the Vendor without the prior written consent of the Purchaser, but such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporate laws.

13. Arbitration

13.1 The parties agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof.

13.2 It shall be a condition precedent to the right of any party to submit any matter to arbitration pursuant to the provisions hereof, that any party intending to refer any matter to arbitration shall have given not less than ten days' prior written notice of its intention to do so to the other party together with particulars of the matter in dispute. On the expiration of such ten days, the party who gave such notice may proceed to refer the dispute to arbitration as provided in subsection 13.3.

13.3 The party desiring arbitration shall appoint one arbitrator, and shall notify the other party of such appointment, and the other party shall, within 15 days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within 30 days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairman of the arbitration herein provided for. If the other party shall fail to appoint an arbitrator within 15 days after receiving notice of the appointment of the first arbitrator, and if the two arbitrators appointed by the parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed under the provisions of Article 116 of the Constitution of Colombia (Law 1563/2012) the Colombian Arbitration Statute. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Act. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Medellin, Colombia, for the purpose of hearing the evidence and representations of the parties, and he shall preside over the arbitration and determine all questions of procedure not provided for under such Act or this section. After hearing any evidence and representations that the parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the parties. The expense of the arbitration shall be paid as specified in the award.

13.4 The parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

14. Default And Termination

14.1 The parties hereto agree that if the Purchaser is in default with respect to any of the provisions of this Agreement, the Vendor shall give written notice to the Purchaser, designating such default, and within 60 days after its receipt of such notice, the Purchaser shall either:

(a) cure such default, or commence proceedings to cure such default and prosecute the same to completion without undue delay; or

(b) give the Vendor notice that it denies that such default has occurred and that it is submitting the question to arbitration as herein provided.

14.2 If arbitration is sought, a party shall not be deemed in default until the matter shall have been determined finally by appropriate arbitration under the provisions of section 16 hereof.

14.3 If:

(a) the default is not so cured or a commencement made on proceeding to cure it, and arbitration is not so sought; or

(b) the Purchaser is found in arbitration proceedings to be in default, and fails to cure it or commence proceedings to cure it within 60 days after the rendering of the arbitration award,

then the Vendor may, by written notice given to the Purchaser at any time while the default continues, terminate the interest of the Purchaser in the Property and this Agreement. The Purchaser shall, upon such termination, provide the Vendor with copies of all maps, plans, reports and documents in the Purchaser's possession with respect to the Property and convey the Property back to the Vendor.

15. Notice

15.1 Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a post office in Canada addressed to the party entitled to receive the same, or delivered to such party, at the address for such party specified above or given by facsimile (with electronic confirmed receipt). The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, the first business day after the date of transmission if given by facsimile (with electronic confirmed receipt) or, if given by registered mail as aforesaid, shall be deemed conclusively to be the fifth day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.

15.2 Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

16. General

16.1 This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

16.2 The parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any party the partner, agent or legal representative of any other party, nor create any fiduciary relationship between them for any purpose whatsoever. No party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other party except as may be, from time to time, agreed upon in writing between the parties or as otherwise expressly provided.

16.3 No consent or waiver expressed or implied by either party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach or default.

16.4 The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interests from time to time of the parties in the Property.

16.5 This Agreement may be subject to the approval of the appropriate Regulatory Authorities and the parties agree to such reasonable amendments as may be required by those Regulatory Authorities.

16.6 This Agreement shall be construed in accordance with the laws in force from time to time in the State of Nevada.

16.7 This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

IN WITNESS WHEREOF the Vendor have hereunto set his hand, and the corporate seal of the Purchaser has hereunto been affixed in the presence of its duly authorized officers in that behalf, as of the day and year first above written.

SIGNED AND DELIVERED BY
FIRST COLOMBIA DEVELOPMENT CORP.

Per: ____________________
Authorized Signatory

SIGNED AND DELIVERED BY
TERRA VIVA PROPERTY DEVELOPMENT S.A.S.

Per: ____________________
Authorized Signatory

SCHEDULE "A"

THIS IS SCHEDULE "A" to the Property Acquisition Agreement made as of the 7 day of June, 2018

"The Property"

"PARCELA 23": A lot of land located in the AREPARAS area, called PARCELA 23, jurisdiction of the Municipality of Tarso, Antioquia, with an area according to the land registry and acquisition titles of thirteen hectares with three thousand one hundred twenty five square meters (13.3125 has.)